Exhibit 3.7
ROSS MILLER Secretary of State 208 North Carson Street Carson City, Nevada 89701-4299 (775) 584 5708 Website: www.nvsos.gov Articles of Organization Limited-Liability Company (PURSUANT TO NRS CHAPTER 86) Filed in the office of Document Number 20080831813-24 Ross Miller Secretary of State State of Nevada Filing Date and Time 12/24/2008 9:30 AM Entity Number E0777352008-1 UM BLACK MK ONLY-DO NOT HIGHLIGHT USE ONLY (must contain approved Check box if a Series Limited-Liability Company ? 2. Registered Agent for Service of Process:(check only one box) Commercial Registered Agent: Noncommercial Registered Agent OR Office or Position with Entity (name and address below) (name and address below) Entity Services (Nevada), LLC Name of Noncommercial Registered Agent OR Name of Title or Office or Other Position with Entity 502 East John StreetCarson City Street AddressCity Mailing Address (If different from street address) City 89706 Nevada Zip Code 3. Dissolution Date:(options) latest data upon which the company is to dissolve (if existence is not 4. Management: Company shall be managed by: Manager(s) OR Member(s) (check only one box) 5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3) 1) Robert A. Beizer 1750 K Street NW, Suite 1200 Street Address 2} Kristine W .Eppes City Washington, D.C. 20006. State Zip Code 2215-B Renaissance Drive Las Vegas Street Address City State Zip Code 3) Hilton H. Howell, Jr.
4370 Peachtree Road, N.E. Atlanta GA 30319 Street Address City State Organizer: (attach Name Organizer Signature additional page if more 600 Peachtree Street, N.E, Suite 5200 Atlanta GA 30306 7. Certificate of Acceptance of Appointment of Registered Agent: I hereby accept appointment as Registered Agent for the above named Entity. December 16,2008 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity This form must be accompanied by appropriate fees. Nevada Secretary of NRS is DLLC Articles Revised on 7-1-08

Attachment to Articles of Organization of Gray Television Licensee, LLC
As required by N.R.S. 92A.205(4) to be disclosed in the Articles of Organization of Gray Television Licensee, LLC (the “Company”), the Company shall be the resulting entity in the conversion of Gray Television Licensee, Inc., a Delaware corporation, and, as such, the existence of the Company does not begin until 12:00 a.m., Eastern Time, on January 1, 2009, which is the effective time of said conversion. This statement is attached to and made a part of these Articles of Organization of the Company.